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                                                                  EXHIBIT (23)-3





                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of The Banc Corporation on Form S-4 of our reports relating to C & L Banking Corporation and Subsidiary dated March 3, 1999 and March 31, 1999, and to the reference to us under the heading "EXPERTS" in the proxy statement-prospectus that constitutes part of this Registration Statement.



/s/ Williams, Cox, Weidner and Cox
Williams, Cox, Weidner and Cox

April 8, 1999